   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 5, 1997.

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              HUGHES SUPPLY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                    FLORIDA                                         59-0559446
        (State or Other Jurisdiction of                          (I.R.S. Employer
         Incorporation or Organization)                       Identification Number)

                             20 NORTH ORANGE AVENUE
                                   SUITE 200
                             ORLANDO, FLORIDA 32801
              (Address of Principal Executive Offices) (Zip Code)
                              HUGHES SUPPLY, INC.
                          DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)
                                J. STEPHEN ZEPF
                     TREASURER AND CHIEF FINANCIAL OFFICER
                              HUGHES SUPPLY, INC.
                             20 NORTH ORANGE AVENUE
                                   SUITE 200
                             ORLANDO, FLORIDA 32801
                    (Name and Address of Agent for Service)
                                 (407) 841-4755
         (Telephone Number, Including Area Code, of Agent for Service)
                          COPIES OF COMMUNICATIONS TO:

         BENJAMIN P. BUTTERFIELD, ESQ.                        MARK A. LOEFFLER, ESQ.
                GENERAL COUNSEL                       POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
              HUGHES SUPPLY, INC.                                SIXTEENTH FLOOR
       20 NORTH ORANGE AVENUE, SUITE 200                    191 PEACHTREE STREET, N.E.
             ORLANDO, FLORIDA 32801                           ATLANTA, GEORGIA 30303

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF SECURITIES             AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
       TO BE REGISTERED(1)            REGISTERED(2)         PER SHARE(3)           PRICE(3)         REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
  share...........................       202,500              $26.125             $5,290,313             $1,604
- ----------------------------------------------------------------------------------------------------------------------
Rights to Purchase Series A Junior
  Participating Preferred Stock,
  no par value per share(4).......       202,500                N/A                  N/A                  N/A
======================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Representing shares to be issued by Registrant to the Hughes Supply, Inc. Directors' Stock Option Plan (the "Directors' Stock Plan").
(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.
(4) The rights to purchase the Series A Junior Participating Preferred Stock will be attached to and trade with shares of the Registrant's Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of the Registrant's Common Stock.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 (File No. 001-08772);

          (2) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1997 (File No. 001-08772);

          (3) The Registrant's Registration Statement on Form S-3 (Registration No. 333-27937) as filed with the Commission on May 28, 1997;

          (4) The Registrant's Registration Statement on Form S-3 (Registration No. 333-31523) as filed with the Commission on July 17, 1997;

          (5) The Registrant's Current Report on Form 8-K filed with the Commission on February 18, 1997 (File No. 001-08772); and

          (6) The description of the Registrant's Common Stock contained on the Registrant's Registration Statement on Form 8-A as filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-08772).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, the Registrant as a Florida corporation to indemnify a director, officer, employee, or agent of the Registrant, or any person serving at the request of the Registrant in any such capacity with respect to another entity, against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act, brought against such person by reason of the fact that such person is or was a director, officer, employee, or agent of the Registrant or is or was serving in such capacity with respect to another entity at the request of the Registrant. With respect to actions, other than in the right of the Registrant, such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     With respect to any action threatened, pending or completed in the right of the Registrant to procure a judgment in its favor against any such person, the Registrant may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Registrant unless the court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

     Section 607.0850 also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of the Registrant or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

     If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by the Registrant shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

          (a) By the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding;

          (b) If such a quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which Directors who are parties may participate) consisting solely of two or more Directors not at the time parties to the proceeding;

          (c) By independent legal counsel selected by the Board of Directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or if a quorum of the Directors cannot be obtained for paragraph (a) or the committee cannot be designated under paragraph (b) selected by a majority vote of the full Board of Directors (in which Directors who are parties may participate); or

          (d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceedings.

     Section 607.0850 also contains a provision authorizing corporations to purchase and maintain liability insurance on behalf of its directors and officers. For some years the Registrant has maintained an insurance policy which insures directors and officers of the Registrant against amounts the director or officer is obligated to pay in respect of his legal liability, whether actual or asserted, for any negligent act, any error, any omission or any breach of duty which, subject to the applicable limits and terms of the policy, include damages, judgments, settlements, costs of investigation, and costs, charges and expenses incurred in the defense of actions, suits, or proceedings or appeals thereto, subject to the exceptions, limitations and conditions set forth in the policy.

ITEM 8.  EXHIBITS

     The following items are filed as exhibits to this Registration Statement:

EXHIBIT NO.                                DESCRIPTION
- -----------                                -----------
    4.1       --   Restated Articles of Incorporation of the Registrant, as
                   amended(1)
    4.2       --   Composite By-laws of the Registrant(2)
    4.3       --   Form of Common Stock Certificate of the Registrant(3)
   23.1       --   Consent of Price Waterhouse LLP
   24.0       --   Power of Attorney (included in the signature page in Part II of the Registration Statement)

- ---------------

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended April 30, 1997.
(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended July 31, 1994.

(3) Incorporated by reference to Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended October 31, 1984.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any actin, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Orlando, State of Florida, on this 31st day of August, 1997.

                                          HUGHES SUPPLY, INC.

                                          By:      /s/ DAVID H. HUGHES
                                            ------------------------------------
                                                      David H. Hughes
                                              Chairman of the Board and Chief
                                                      Executive Officer

                                                   /s/ J. STEPHEN ZEPF
                                            ------------------------------------
                                                      J. Stephen Zepf
                                               Treasurer and Chief Financial
                                                          Officer
                                            (Principal Financial and Accounting
                                                          Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Hughes and J. Stephen Zepf, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----

                 /s/ DAVID H. HUGHES                   Director                      August 31, 1997
- -----------------------------------------------------
                   David H. Hughes

              /s/ A. STEWART HALL, JR.                 Director                      August 31, 1997
- -----------------------------------------------------
                A. Stewart Hall, Jr.

                /s/ VINCENT S. HUGHES                  Director                      August 31, 1997
- -----------------------------------------------------
                  Vincent S. Hughes

                /s/ JOHN D. BAKER II                   Director                      August 31, 1997
- -----------------------------------------------------
                  John D. Baker II

               /s/ ROBERT N. BLACKFORD                 Director                      August 11, 1997
- -----------------------------------------------------
                 Robert N. Blackford

                  /s/ H. CORBIN DAY                    Director                      August 31, 1997
- -----------------------------------------------------
                    H. Corbin Day

                      SIGNATURE                                   TITLE                   DATE
                      ---------                                   -----                   ----


                  /s/ JOHN B. ELLIS                    Director                      August 31, 1997
- -----------------------------------------------------
                    John B. Ellis

                /s/ CLIFFORD M. HAMES                  Director                      August 31, 1997
- -----------------------------------------------------
                  Clifford M. Hames

                /s/ DONALD C. MARTIN                   Director                      August 31, 1997
- -----------------------------------------------------
                  Donald C. Martin

               /s/ HERMAN B. MCMANAWAY                 Director                      August 31, 1997
- -----------------------------------------------------
                 Herman B. McManaway

                               INDEX TO EXHIBITS

EXHIBIT NO.                                DESCRIPTION
- -----------                                -----------
    4.1       --   Restated Articles of Incorporation of the Registrant, as
                   amended(1)
    4.2       --   Composite By-laws of the Registrant(2)
    4.3       --   Form of Common Stock Certificate of the Registrant(3)
   23.1       --   Consent of Price Waterhouse LLP
   24.0       --   Power of Attorney (included in the signature page in Part II of the Registration Statement)

- ---------------

(1) Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended April 30, 1997.
(2) Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended July 31, 1994.
(3) Incorporated by reference to Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q filed for the quarter ended October 31, 1984.